Press Release                             405 Lancaster Avenue
                                   Greer, South Carolina 29650
                                                (864) 879-1000


Contact: Fred T. Grant, Jr.For Immediate Release
         Senior Vice President - Finance       February 1, 2006


   RYAN'S REPORTS FOURTH QUARTER AND FISCAL YEAR 2005 RESULTS
            _________________________________________
     GREER,  SOUTH  CAROLINA  - - Ryan's Restaurant  Group,  Inc.

(NASDAQ:RYAN)  today reported financial results  for  the  fourth quarter and fiscal year 2005.

     Fourth  quarter restaurant sales amounted to $196.9  million compared to $193.5 million during the comparable quarter of 2004.

Net  earnings were $4,143,000 for the fourth quarter of 2005  and

$8,170,000  for the fourth quarter of 2004.  Earnings  per  share

(diluted)  were 10 cents and 19 cents for the fourth quarters  of

2005 and 2004, respectively.

     For  the  year  ended  December 28, 2005,  restaurant  sales amounted  to  $825.0  million compared to $827.0  million  during

2004.   Net earnings were $26.4 million in 2005 and $46.9 million

in  2004.   Earnings  per  share (diluted)  were  $0.62  in  2005

compared to $1.09 in 2004.

     Commenting on the quarter, Charles D. Way, Chairman and  CEO of  the  Company, said, "The fourth quarter of 2005  concludes  a

very  difficult  year  for  Ryan's.   Our  sales  were  adversely

affected  throughout  much of 2005 by high gasoline  and  utility costs  which  impacted  our  customers'  discretionary  spending.

During the fourth quarter, our sales results improved with  same-

store  sales  up  by  0.6% for the quarter  compared  to  a  3.6%

decrease for the first nine months of the year.  We believe  that

this   improvement  resulted  from  lower  gasoline  prices   and

affordable  utility  costs, resulting from  the  moderate  winter

temperatures  experienced  during  the  quarter.   Our  breakfast

program  also had significant impact as we implemented  breakfast in  119  restaurants during the quarter.  For example,  breakfast sales added 1.0% to December's reported same-store sales decrease of 0.7%.  At year-end, breakfast was in 157 restaurants.  All new restaurants  will  open  with  breakfast,  and  we  plan  to  add

breakfast to our remaining 181 restaurants throughout  2006.   We

look forward to improved sales results during 2006.  So far,  our

same-store   sales  for  January  2006  have  been   consistently

positive.

     "Our  fourth quarter's cost of sales was impacted  primarily by higher electricity and natural gas costs, which increased by a combined  1.1% of sales, and by higher impairment charges,  which were  also  up  1.1%  of  sales.  During the  fourth  quarter  we impaired one and closed three underperforming units.  Our  hourly labor  costs also increased during the quarter (+0.3%  of  sales)

due  to our year-long efforts to improve customer service through increased  staffing levels.  Absent an increase  in  the  minimum wage  rate, we expect our hourly labor costs to stabilize in 2006 as we implemented the higher staffing in late-2004.

     "General  and  administrative  costs  increased  principally during  the  quarter  due  to an additional  $1  million  accrual towards  the  settlement  of  a wage and  hour  collective-action lawsuit in Tennessee, which, as disclosed in our SEC filings, has been proceeding since November 2002.  At year-end, we had accrued

$6  million in total for this case, representing our estimate  of the  minimum settlement amount.  We have been in negotiation with the  plaintiffs'  attorney  throughout  the  fourth  quarter  and currently  cannot  estimate either the  settlement  date  or  the ultimate effect on the Company's financial results or cash flow.

     "Regarding  2006,  in  addition  to  implementing  breakfast throughout  our  restaurants, we  also  plan  to  open  four  new

restaurants,   including  one  potential  relocation.    We   are

currently  re-evaluating  our  remodeling  program  in  order  to develop a more cost-efficient prototype that can produce a higher return-on-investment.  We have developed a  lower-cost  prototype and  are encouraged with its early results, but intend to proceed slowly  with future conversions until we are confident that  they will  consistently produce the desired returns.  Until then,  our plans are focused on the paydown of debt in order to position  us in a strong financial condition for future growth."

     At  December  28,  2005, the Company owned and  operated  338 restaurants.

     In  connection  with this press release,  members  of  Ryan's executive  management  will  be holding  a  conference  call  with investment analysts today at 4:00 p.m. ET.  The public can  listen to  a  live  webcast of this call by logging  on  to  the  web  at

www.ryansinc.com following the appropriate links.

     Certain  matters discussed in this press release are forward-

looking  statements  within the meaning of the federal  securities laws  and  are subject to uncertainties and risks, including,  but not  limited  to, general economic conditions, including  consumer

confidence   levels;  competition;  developments   affecting   the

public's  perception  of  buffet-style  restaurants;  real  estate

availability;  food  and  labor  supply  costs;  food  and   labor

availability;  weather fluctuations; interest  rate  fluctuations;

stock market conditions; political environment (including acts  of terrorism and wars); legislative decisions involving tax issues by both federal and state governments; and other such risks described from  time  to  time  in  the Company's  reports  filed  with  the

Securities and Exchange Commission.

                  RYAN'S RESTAURANT GROUP, INC.


               CONSOLIDATED STATEMENTS OF EARNINGS

                           (Unaudited)

                      Quarter Ended            Year Ended
                December 28, December 29, December 28, December 29,
                  2005         2004         2005         2004
Restaurant sales $196,870,000 193,481,000 824,986,000 827,015,000
Cost of sales:
 Food and beverage 67,700,000  66,430,000 286,833,000 288,083,000
 Payroll and
   benefits        66,128,000  64,198,000 272,043,000 267,698,000
 Depreciation       8,517,000   8,223,000  33,651,000  32,685,000
 Impairment charges 2,463,000     371,000   6,527,000   1,539,000
 Other restaurant
   expenses        33,799,000  29,181,000 132,916,000 117,199,000
     Total cost
       of sales   178,607,000 168,403,000 731,970,000 707,204,000
General and
  administrative
  expenses         11,868,000  10,654,000  49,369,000  41,416,000
Interest expense    2,553,000   2,608,000   9,696,000  10,640,000
Revenues from
  franchised
  restaurants            -       (210,000)   (344,000) (1,161,000)
Other income, net  (1,541,000)   (905,000) (4,430,000) (2,602,000)

Earnings before
  income taxes      5,383,000  12,931,000  38,725,000  71,518,000
Income taxes        1,240,000   4,761,000  12,345,000  24,592,000

     Net earnings  $4,143,000   8,170,000  26,380,000  46,926,000

Earnings per
 common share:
 Basic               $    .10         .20         .63        1.12
 Diluted             $    .10         .19         .62        1.09
Weighted-average
  shares:
 Basic              42,051,000  41,811,000  41,969,000 41,803,000
 Diluted            42,530,000  42,923,000  42,689,000 43,235,000

                  RYAN'S RESTAURANT GROUP, INC.


                   CONSOLIDATED BALANCE SHEETS

                                   December 28,   December 29,
                                       2005           2004
ASSETS                             (Unaudited)
Current assets:
 Cash and cash equivalents         $5,120,000      7,354,000
 Receivables                        5,007,000      4,639,000
 Inventories                        5,176,000      5,611,000
 Prepaid expenses                     985,000      1,016,000
 Deferred income taxes              7,417,000      5,110,000
  Total current assets             23,705,000     23,730,000

Property and equipment:
 Land and improvements            170,424,000    162,082,000
 Buildings                        513,932,000    480,781,000
 Equipment                        287,581,000    271,431,000
 Construction in progress          23,405,000     31,531,000
                                  995,342,000    945,825,000
 Less accumulated depreciation    323,012,000    295,852,000
  Net property and equipment      672,330,000    649,973,000

Other assets                       10,793,000     10,643,000
                                 $706,828,000    684,346,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                   6,468,000      5,963,000
 Current portion of long-term debt 18,750,000     18,750,000
 Income taxes payable               4,118,000      1,842,000
 Accrued liabilities               46,691,000     42,569,000
  Total current liabilities        76,027,000     69,124,000
Long-term debt                    154,500,000    164,250,000
Deferred income taxes              46,768,000     47,674,000
Other long-term liabilities         5,899,000      7,692,000
  Total liabilities               283,194,000    288,740,000
Shareholders' equity:
 Common stock of $1.00 par value;
   authorized 100,000,000 shares;
   issued 42,122,000 shares in
   2005 and 41,890,000 shares in
   2004                            42,122,000     41,890,000
 Additional paid-in capital         5,294,000      3,878,000
 Retained earnings                376,218,000    349,838,000
  Total shareholders' equity      423,634,000    395,606,000
Commitments and contingencies
                                 $706,828,000    684,346,000

                  RYAN'S RESTAURANT GROUP, INC.


              CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (Unaudited)

                                           Year Ended
                                     December 28,   December 29,
                                       2005           2004

Cash flows from operating activities:
 Net earnings                     $26,380,000     46,926,000
 Adjustments to reconcile net
  earnings to net cash provided
  by operating activities:
   Depreciation and amortization   35,610,000     34,459,000
   Impairment charges               6,527,000      1,539,000
   Gain on sale of property and
     equipment                     (1,022,000)    (1,706,000)
   Tax benefit related to stock
     option programs                1,082,000      3,337,000
   Deferred income taxes           (3,213,000)     4,890,000
   Decrease (increase) in:
     Receivables                     (368,000)      (346,000)
     Inventories                      435,000         37,000
     Prepaid expenses                  31,000        742,000
     Other assets                    (258,000)    (2,206,000)
   Increase (decrease) in:
     Accounts payable                 505,000       (617,000)
     Income taxes payable           2,276,000        554,000
     Accrued liabilities            4,122,000        643,000
     Other long-term liabilities   (1,793,000)     1,561,000
Net cash provided by operating
  activities                       70,314,000     89,813,000

Cash flows from investing
  activities:
 Proceeds from sale of property
  and equipment                    14,078,000      9,877,000
 Capital expenditures             (77,236,000)   (75,754,000)
Net cash used in investing
  activities                      (63,158,000)   (65,877,000)

Cash flows from financing
  activities:
  Net borrowings (repayment) of
    revolving credit facility       9,000,000    (13,000,000)
  Repayment of senior notes       (18,750,000)         -
  Debt issuance costs                (206,000)      (602,000)
 Proceeds from stock options
  exercised                         2,418,000      6,611,000
 Repurchases of common stock       (1,852,000)   (18,208,000)
Net cash used in financing
  activities                       (9,390,000)   (25,199,000)

Net decrease in cash and cash
  equivalents                      (2,234,000)    (1,263,000)

Cash and cash equivalents -
  beginning of period               7,354,000      8,617,000

Cash and cash equivalents -
  end of period                    $5,120,000      7,354,000

Supplemental disclosures
Cash paid during period for:
 Interest, net of amount
   capitalized                   $ 10,333,000     10,760,000
 Income taxes                      12,767,000     16,488,000